EXHIBIT 23.1



Independent Auditors' Consent

We consent to the use in this Registration Statement of Lite King Corp. on Form SB-2 of our report dated August 17, 2001 appearing in this Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ Greenberg & Company CPA'S LLC


Greenberg & Company CPA's LLC

Springfield, NJ
April 8, 2002